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                                                                    EXHIBIT 23.7
                                                                    ------------


                            CONSENT OF STEPHENS INC.


         We hereby consent to the use of our opinion letter dated April 16, 2000 to the Board of Directors of First United Bancshares, Inc. included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of First United Bancshares, Inc. with and into BancorpSouth, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY", "BACKGROUND OF THE MERGER", "FIRST UNITED'S REASONS FOR THE MERGER; RECOMMENDATION OF FIRST UNITED'S BOARD OF DIRECTORS", and "FAIRNESS OPINIONS OF FIRST UNITED'S FINANCIAL ADVISORS -- Stephens Inc." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.



                                             /s/ STEPHENS INC.

                                             STEPHENS INC.







June 14, 2000
Little Rock, Arkansas